Exhibit 99.1
Investor Relations Contact:
Shanye Hudson, (510) 661-1600
shanye.hudson@seagate.com

Media Contact:
Gregory Belloni, (415) 235-9092
gregory.belloni@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER AND FISCAL YEAR 2023 FINANCIAL RESULTS
Fiscal Q4 2023 Highlights
▪Revenue of $1.60 billion
▪GAAP (loss) per share of $(0.44); non-GAAP (loss) per share of $(0.18)
▪Cash flow from operations of $218 million and free cash flow of $168 million
▪Declared cash dividend of $0.70 per share

Fiscal Year 2023 Highlights
▪Revenue of $7.38 billion
▪GAAP (loss) per share of $(2.56); non-GAAP diluted earnings per share (EPS) of $0.19
▪Cash flow from operations of $942 million and free cash flow of $626 million
▪Returned $990 million to shareholders through dividends and share repurchases

FREMONT, CA – July 26, 2023 - Seagate Technology Holdings plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for its fiscal fourth quarter and fiscal year ended June 30, 2023.

“Our fourth quarter and fiscal 2023 performance reflected the uneven pace of economic recovery in China, cloud inventory digestion, and cautious enterprise spending amid the uncertain macroeconomic environment. The proactive actions we’ve taken to lower costs, manage production output, reduce debt and drive operational leverage have underpinned resilient performance and solid cash generation, while continuing to advance our revolutionary HAMR technology,” said Dave Mosley, Seagate’s chief executive officer.

“Through our actions, Seagate is now leaner, our balance sheet healthier, and our product roadmap even stronger, positioning the company to weather the near-term business environment, deliver financial leverage, and capture attractive long-term opportunities for Mass Capacity storage.”

Quarterly Financial Results

	GAAP		Non-GAAP
	FQ4 2023	FQ4 2022	FQ4 2023	FQ4 2022
Revenue ($M)	$1,602	$2,628	$1,602	$2,628
Gross Margin	19.0%	28.9%	19.5%	29.3%
Operating Margin	1.6%	13.7%	3.4%	16.1%
Net (Loss) Income ($M)	$(92)	$276	$(37)	$345
Diluted (Loss) Earnings Per Share	$(0.44)	$1.27	$(0.18)	$1.59

Annual Financial Results

	GAAP		Non-GAAP
	FY 2023	FY 2022	FY 2023	FY 2022
Revenue ($M)	$7,384	$11,661	$7,384	$11,661
Gross Margin	18.3%	29.7%	21.1%	30.1%
Operating Margin	(4.6)%	16.8%	5.6%	18.4%
Net (Loss) Income ($M)	$(529)	$1,649	$40	$1,833
Diluted (Loss) Earnings Per Share	$(2.56)	$7.36	$0.19	$8.18

The Company generated $218 million in cash flow from operations and $168 million in free cash flow during the fiscal fourth quarter 2023. For fiscal year 2023, the Company generated $942 million in cash flow from operations and $626 million in free cash flow. During the fiscal fourth quarter, the Company paid cash dividends of $145 million. For the full year, the Company returned $990 million of capital to shareholders, through the payment of cash dividends of $582 million and in the fiscal first quarter 2023 used $408 million to repurchase 5.4 million ordinary shares. In light of the macroeconomic environment, the Company paused stock repurchases for the reminder of the fiscal year. Additionally, the Company strengthened its balance sheet position by reducing its overall debt by approximately $800 million through debt exchange, retirement and restructuring since fiscal first quarter 2023. As of the end of the fiscal year, cash and cash equivalents totaled $786 million, and there were 207 million ordinary shares issued and outstanding.

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.

Quarterly Cash Dividend
The Board of Directors of the Company (the “Board”) declared a quarterly cash dividend of $0.70 per share, which will be payable on October 10, 2023 to shareholders of record as of the close of business on September 26, 2023. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Business Outlook
The business outlook for the fiscal first quarter 2024 is based on our current assumptions and expectations; actual results may differ materially, as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.

The Company is providing the following guidance for its fiscal first quarter 2024:
•Revenue of $1.55 billion, plus or minus $150 million
•Non-GAAP (loss) per share of $(0.16), plus or minus $0.20

Guidance regarding non-GAAP (loss) per share excludes known pre-tax charges related to estimated share-based compensation expenses of $0.15 per share.

We have not reconciled our non-GAAP (loss) per share guidance for fiscal first quarter 2024 to the most directly comparable GAAP measure, other than estimated share-based compensation expenses, because material items that may impact these measures are out of our control and/or cannot be reasonably predicted, including, but not limited to, accelerated depreciation, impairment and other charges related to cost saving efforts, net (gain) loss recognized from early redemption of debt, purchase order cancellation fees, strategic investment losses (gains) or impairment charges, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available but may be material to future results. A reconciliation of the non-GAAP (loss) per share guidance for fiscal first quarter 2024 to the corresponding GAAP measures is not available without unreasonable effort. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.

Investor Communications
Seagate management will hold a public webcast today at 1:30 PM PT / 4:30 PM ET that can be accessed on its Investor Relations website at investors.seagate.com.

An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.

About Seagate
Seagate Technology is the leading innovator of mass-capacity data storage solutions. We create breakthrough technology so you can confidently store your data and easily unlock its value. Founded over 45 years ago, Seagate has shipped over four billion terabytes of data capacity and offers a full portfolio of storage devices, systems, and services from edge to cloud. To learn more about how Seagate leads storage innovation, visit www.seagate.com and our blog, or follow us on Twitter, Facebook, LinkedIn, and YouTube.

© 2023 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the Company’s plans, programs, strategies and prospects; financial outlook for future periods, including the fiscal first quarter 2024; expectations regarding our ability to service debt and continue to generate free cash flow; expectations regarding our ability to make timely quarterly payments under the settlement agreement with the U.S. Department of Commerce’s Bureau of Industry and Security; expectations regarding logistical, macroeconomic, or other factors affecting the Company; expectations regarding our ability to execute on our cost saving plans as currently contemplated; changes to the assumptions on which the projected cost saving initiatives are based; expectations regarding market demand for Company’s products and our ability to optimize our level of production and meet market and industry expectations and the effects of these future trends on Company’s performance; anticipated shifts in technology and storage industry trends, and anticipated demand and performance of new storage product introductions, including HAMR-based products; and expectations regarding the Company’s business strategy and performance, as well as dividend issuance plans for the fiscal quarter ending September 29, 2023 and beyond. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30, 2023	July 1, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$786	$615
Accounts receivable, net	621	1,532
Inventories	1,140	1,565
Other current assets	358	321
Total current assets	2,905	4,033
Property, equipment and leasehold improvements, net	1,706	2,239
Goodwill	1,237	1,237
Other intangible assets, net	—	9
Deferred income taxes	1,117	1,132
Other assets, net	591	294
Total Assets	$7,556	$8,944
LIABILITIES AND (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$1,603	$2,058
Accrued employee compensation	100	252
Accrued warranty	78	65
Current portion of long-term debt	63	584
Accrued expenses	748	596
Total current liabilities	2,592	3,555
Long-term accrued warranty	90	83
Other non-current liabilities	685	135
Long-term debt, less current portion	5,388	5,062
Total Liabilities	8,755	8,835

Total Shareholders' (Deficit) Equity	(1,199)	109
Total Liabilities and Shareholders' (Deficit) Equity	$7,556	$8,944

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	For the Three Months Ended		For the Fiscal Years Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
	(unaudited)		(unaudited)
Revenue	$1,602	$2,628	$7,384	$11,661

Cost of revenue	1,298	1,869	6,033	8,192
Product development	172	247	797	941
Marketing and administrative	114	149	491	559
Amortization of intangibles	—	2	3	11
BIS settlement penalty	—	—	300	—
Restructuring and other, net	(8)	1	102	3
Total operating expenses	1,576	2,268	7,726	9,706

Income (loss) from operations	26	360	(342)	1,955

Interest income	6	1	10	2
Interest expense	(84)	(65)	(313)	(249)
Net (loss) gain recognized from early redemption of debt	(17)	—	190	—
Other, net	(16)	(15)	(41)	(29)
Other expense, net	(111)	(79)	(154)	(276)

(Loss) income before income taxes	(85)	281	(496)	1,679
Provision for income taxes	7	5	33	30
Net (loss) income	$(92)	$276	$(529)	$1,649

Net income per share:
Basic	$(0.44)	$1.30	$(2.56)	$7.50
Diluted	$(0.44)	$1.27	$(2.56)	$7.36
Number of shares used in per share calculations:
Basic	207	213	207	220
Diluted	207	217	207	224

Cash dividends declared per ordinary share	$0.70	$0.70	$2.80	$2.77

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	For the Fiscal Years Ended
	June 30, 2023	July 1, 2022
	(unaudited)
OPERATING ACTIVITIES
Net (loss) income	$(529)	$1,649
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	513	451
Share-based compensation	115	145
Net gain on redemption and repurchase of debt	(204)	—
Deferred income taxes	10	(9)
Other non-cash operating activities, net	(125)	64
Changes in operating assets and liabilities:
Accounts receivable, net	911	(374)
Inventories	425	(361)
Accounts payable	(421)	228
Accrued employee compensation	(152)	(30)
Accrued expenses, income taxes and warranty	101	(26)
Other assets and liabilities	298	(80)
Net cash provided by operating activities	942	1,657
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(316)	(381)
Proceeds from the sale of assets	534	—
Proceeds from sale of investments	—	47
Purchases of investments	(1)	(18)
Net cash provided by (used in) investing activities	217	(352)
FINANCING ACTIVITIES
Redemption and repurchase of debt	(1,578)	(701)
Proceeds from issuance of long-term debt	1,600	1,200
Dividends to shareholders	(582)	(610)
Repurchases of ordinary shares	(408)	(1,799)
Taxes paid related to net share settlement of equity awards	(44)	(51)
Proceeds from issuance of ordinary shares under employee stock plans	68	68
Other financing activities, net	(44)	(6)
Net cash used in financing activities	(988)	(1,899)
Increase (decrease) in cash, cash equivalents and restricted cash	171	(594)
Cash, cash equivalents and restricted cash at the beginning of the year	617	1,211
Cash, cash equivalents and restricted cash at the end of the year	$788	$617

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross profit, gross margin, operating expenses, income from operations, operating margin, net income, diluted EPS, free cash flow, EBITDA, adjusted EBITDA and last twelve months adjusted EBITDA, which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that it believes are not indicative of its core operating results and because it is similar to the approach used in connection with the financial models and estimates published by financial analysts who follow the Company.
These non-GAAP results are some of the measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
GAAP Gross Profit	$304	$759	$1,351	$3,469
Accelerated depreciation, impairment and other charges related to cost saving efforts	3	—	60	1
Amortization of acquired intangible assets	—	1	3	4
Pandemic-related lockdown charges	—	—	7	—
Purchase order cancellation fees	—	—	108	—
Share-based compensation	5	11	29	38
Other charges	1	—	3	—
Non-GAAP Gross Profit	$313	$771	$1,561	$3,512

GAAP Gross Margin	19.0%	28.9%	18.3%	29.7%
Non-GAAP Gross Margin	19.5%	29.3%	21.1%	30.1%

GAAP Operating Expenses	$278	$399	$1,693	$1,514
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	(13)	(25)	(13)
Amortization of acquired intangible assets	—	(2)	(3)	(11)
BIS settlement penalty	—	—	(300)	—
Restructuring and other, net	8	(1)	(102)	(3)
Share-based compensation	(17)	(28)	(86)	(107)
Other charges	(11)	(6)	(29)	(10)
Non-GAAP Operating Expenses	$258	$349	$1,148	$1,370

GAAP (Loss) Income From Operations	$26	$360	$(342)	$1,955
Accelerated depreciation, impairment and other charges related to cost saving efforts	3	13	85	14
Amortization of acquired intangible assets	—	3	6	15
BIS settlement penalty	—	—	300	—
Pandemic-related lockdown charges	—	—	7	—
Purchase order cancellation fees	—	—	108	—
Restructuring and other, net	(8)	1	102	3
Share-based compensation	22	39	115	145
Other charges	12	6	32	10
Non-GAAP Income From Operations	$55	$422	$413	$2,142

GAAP Operating Margin	1.6%	13.7%	(4.6)%	16.8%
Non-GAAP Operating Margin	3.4%	16.1%	5.6%	18.4%

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
GAAP Net (Loss) Income	$(92)	$276	$(529)	$1,649
Accelerated depreciation, impairment and other charges related to cost saving efforts	3	13	85	14
Amortization of acquired intangible assets	—	3	6	15
BIS settlement penalty	—	—	300	—
Net loss (gain) recognized from early redemption of debt	17	—	(190)	1
Pandemic-related lockdown charges	—	—	7	—
Purchase order cancellation fees	—	—	108	—
Restructuring and other, net	(8)	1	102	3
Share-based compensation	22	39	115	145
Strategic investment losses or impairment charges	9	6	10	12
Other charges	12	6	32	10
Income tax adjustments	—	1	(6)	(16)
Non-GAAP Net (Loss) Income	$(37)	$345	$40	$1,833

GAAP Diluted Net (Loss) Income Per Share	$(0.44)	$1.27	$(2.56)	$7.36
Accelerated depreciation, impairment and other charges related to cost saving efforts	0.01	0.06	0.41	0.06
Amortization of acquired intangible assets	—	0.01	0.03	0.07
BIS settlement penalty	—	—	1.45	—
Net loss (gain) recognized from early redemption of debt	0.08	—	(0.91)	—
Pandemic-related lockdown charges	—	—	0.03	—
Purchase order cancellation fees	—	—	0.52	—
Restructuring and other, net	(0.04)	—	0.49	0.01
Share-based compensation	0.11	0.18	0.56	0.65
Strategic investment losses or impairment charges	0.04	0.03	0.05	0.05
Other charges	0.06	0.04	0.15	0.05
Income tax adjustments	—	—	(0.03)	(0.07)
Non-GAAP Diluted Net (Loss) Income Per Share[1]	$(0.18)	$1.59	$0.19	$8.18

Shares used in diluted net (loss) income per share calculation
GAAP	207	217	207	224
Non-GAAP	207	217	209	224

GAAP Net Cash Provided by Operating Activities	$218	$180	$942	$1,657
Acquisition of property, equipment and leasehold improvements	50	72	316	381
Free Cash Flow	$168	$108	$626	$1,276

1 For the three months ended June 30, 2023, GAAP and non-GAAP diluted net loss per share were computed using weighted average basic shares of 207 million, as a result of the net loss reported during the period. For the twelve months ended June 30, 2023, GAAP diluted net loss per share was computed using weighted average basic shares of 207 million, as a result of the net loss reported during the period.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions)
(Unaudited)

	For the Three Months Ended
	June 30, 2023	March 31, 2023	December 30, 2022	September 30, 2022	Last Twelve Months
GAAP Net (Loss) Income	$(92)	$(433)	$(33)	$29	$(529)
Depreciation and amortization	104	126	148	135	513
Interest expense	84	81	77	71	313
Interest income	(6)	(2)	(1)	(1)	(10)
Income tax expense (benefit)	7	33	(5)	(2)	33
Non-GAAP EBITDA	97	(195)	186	232	320

BIS settlement penalty	—	300	—	—	300
Net loss (gain) recognized from early redemption of debt	17	(3)	(204)	—	(190)
Pandemic-related lockdown charges	—	—	—	6	6
Purchase order cancellation fees	—	—	108	—	108
Restructuring and other, net	(8)	20	81	9	102
Share-based compensation	22	31	33	29	115
Strategic investment losses or impairment charges	9	1	—	—	10
Underutilization charges, net of depreciation and amortization	29	60	45	37	171
Other charges	12	7	7	6	32
Non-GAAP Adjusted EBITDA	$178	$221	$256	$319	$974

The Company’s Non-GAAP measures are adjusted for the following items:
Accelerated depreciation, impairment and other charges related to cost saving efforts
These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency and are excluded to facilitate a more meaningful evaluation of the Company’s current operating performance and comparison to its past periods’ operating performance.
Amortization of acquired intangible assets
The Company records expense from amortization of intangible assets that were acquired in connection with its business combinations over their estimated useful lives. Such charges are inconsistent in size and are significantly impacted by the timing and magnitude of the Company’s acquisitions. Consequently, these expenses are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
BIS settlement penalty
The Company accrued a settlement penalty of $300 million for the fiscal third quarter of 2023 related to the alleged violations of the U.S. Export Administration Regulations between August 17, 2020 and September 29, 2021 by the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”), which were subsequently resolved by a settlement agreement on April 18, 2023. This settlement penalty is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of the Company's current operating performance and comparison to its past periods' operating performance.
Net loss (gain) recognized from early redemption of debt
From time to time, the Company incurs gains, losses and fees from the early redemption and repurchase of certain long-term debt instruments. The gains and losses represent the difference between the reacquisition price and the par value of the debt extinguished less the write-off of any unamortized debt issuance costs and discount. Fees include certain costs associated with a debt extinguishment or modification. The amount of these charges may be inconsistent in size and varies depending on the timing of the early redemption of debt and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods' operating performance.
Pandemic-related lockdown charges
Pandemic-related lockdown charges are factory under-utilization costs incurred due to the pandemic-related lockdown measures at our factory in Wuxi, China. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Purchase order cancellation fees
Purchase order cancellation fees are the costs incurred to cancel certain purchase commitments made with the Company's suppliers for component and equipment purchases that will not be received due to change in forecasted demand. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Restructuring and other, net
Restructuring and other, net are costs associated with restructuring plans that are primarily related to costs associated with reduction in the Company’s workforce, exiting certain facilities and other related costs, as well as charges or gains from sale of properties. These costs or benefits do not reflect the Company’s ongoing operating performance and consequently are excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Share-based compensation
These expenses consist primarily of expenses for employee share-based compensation. Given the variety of equity awards used by companies, the varying methodologies for determining share-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding share-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the Company’s peers, a majority of whom also exclude share-based compensation expense from their non-GAAP results.
Strategic investment losses or impairment charges
From time to time, the Company incurs losses, gains or impairment charges from strategic investments that are measured and accounted at fair value, under the equity method of accounting, as available-for-sale debt securities or adjust for downward or upward adjustments to the carrying value under the measurement alternative if an impairment or observable price adjustment is recognized in the current period that are not considered as part of its ongoing operating performance. The resulting expense, gain or impairment loss is inconsistent in amount and frequency and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.

Other charges
The other charges primarily include IT transformation costs. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Income tax adjustments
Provision or benefit for income taxes represents the tax effects of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction.
Free cash flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. Free cash flow does not reflect non-cash items, net cash used or provided by financing activities and net cash used or provided by investing activities, other than acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company's sources of liquidity, capital structure and operating performance.
EBITDA, adjusted EBITDA and last twelve months (LTM) adjusted EBITDA
EBITDA is defined as net income (loss) before income tax expense, interest expense, interest income, depreciation and amortization. Adjusted EBITDA excludes certain expenses, gains and losses that the Company believes are not indicative of its core operating results. These adjustments primarily include impairment and other charges related to cost saving efforts, net gain recognized from early redemption of debt, pandemic-related lockdown charges, purchase order cancellation fees, restructuring and other, net, share-based compensation, strategic investment losses (gains) or impairment charges, other extraordinary charges such as factory underutilization charges and BIS settlement penalty. LTM adjusted EBITDA is defined as the total of last twelve months adjusted EBITDA. These non-GAAP financial measures are used by management to evaluate the Company’s debt portfolio and structure to comply with its financial debt covenants.